                                   EXHIBIT A

                     AGREEMENT PURSUANT TO RULE 13D-1(F)(1)


     The undersigned persons agree and consent to the joint filing on their behalf of this Schedule 13G in connection with their beneficial ownership of the common stock of Salick Health Care, Inc. at December 31, 1996 and agree that this filing is filed on behalf of each of them.


                                   CLOVER CAPITAL MANAGEMENT, INC.



Date:  February 14, 1997           By:s/ Michael E. Jones
                                      Michael E. Jones
                                      Managing Director






Date:  February 14, 1997           s/  Michael E. Jones
                                   Michael E. Jones



Date:  February 14, 1997           s/  Geoffrey H. Rosenberger
                                   Geoffrey H. Rosenberger



Date:  February 14, 1997           s/  Charles W. Ruff
                                   Charles W. Ruff





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